Exhibit 99.1

DELPHI REPORTS FOURTH QUARTER AND FULL YEAR 2014 FINANCIAL RESULTS

GILLINGHAM, England - Delphi Automotive PLC (NYSE: DLPH), a leading global vehicle components manufacturer, today reported fourth quarter 2014 U.S. GAAP earnings of $1.16 per diluted share. Excluding special items, fourth quarter earnings increased 18% to $1.32 per diluted share.

Fourth Quarter Highlights Include:

•	Revenue of $4.2 billion

•	U.S. GAAP diluted earnings per share of $1.16, up 20%

◦	Excluding special items, earnings of $1.32 per diluted share, up 18%

•	Adjusted Operating Income of $520 million, up 10%

◦	Adjusted Operating Income margin of 12.5%, up 120 basis points

•	Share repurchases and dividends of $423 million

Full Year 2014 Highlights Include:

•	Revenue of $17.0 billion, up 3%

•	U.S. GAAP diluted earnings per share of $4.48, up 15%

◦	Excluding special items, earnings of $5.09 per diluted share, up 16%

•	Adjusted Operating Income of $2,018 million, up 9%

◦	Adjusted Operating Income margin of 11.9%, up 70 basis points

•	Generated $2,135 million of cash from operations, up 22%

•	Share repurchases and dividends of $1.3 billion

“Delphi's strong fourth quarter financial results continue to demonstrate the focus of the entire organization on executing our strategy," said Rodney O'Neal, chief executive officer and president. "Against the backdrop of an uneven global economy, each of our businesses delivered improved operating results in 2014. Delphi is well-positioned to capitalize on opportunities to further generate value for our customers and shareholders in 2015."

Fourth Quarter 2014 Results
The Company reported fourth quarter 2014 revenue of $4.2 billion, consistent with the prior year period, reflecting continued above-market volume growth in Asia and North America, offset by unfavorable currency impacts. Adjusted for the impacts of currency exchange and commodity movements, revenue increased by 3% in the fourth quarter. This reflects growth of 11% in Asia and 7% in North America, partially offset by declines of 3% in Europe and 9% in South America.
The Company reported fourth quarter U.S. GAAP net income of $344 million and earnings of $1.16 per diluted share, compared to $298 million and $0.97 per diluted share in the prior year period. Fourth quarter net income excluding restructuring and other special items ("Adjusted Net Income"), totaled $391 million, or $1.32 per diluted share, which includes the favorable impacts of a decreased effective tax rate and a reduced share count. Adjusted Net Income in the prior year period was $345 million, or $1.12 per diluted share.
Fourth quarter earnings before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, restructuring and other special items ("Adjusted Operating Income") was $520 million, compared to $472 million in the prior year period. Adjusted Operating Income margin increased 120 basis points in the fourth quarter of 2014 to 12.5%, compared with 11.3% in the prior year period. The increase in Adjusted Operating Income reflects the continued strong performance and growth of our businesses in Asia and North America, as well as the benefits of our on-going restructuring programs focused on aligning our manufacturing capacity and footprint with the current automotive production levels in Europe and South America. Depreciation and amortization expense totaled $146 million in the fourth quarter, compared to $139 million in the prior year period.
Interest expense for the fourth quarter totaled $34 million, a decrease from $37 million in the prior year period, which reflects the continued benefits of our debt refinancing transactions in the first quarter of 2014.
Tax expense in the fourth quarter of 2014 was $82 million, resulting in an effective tax rate of approximately 18%, compared to $74 million, or an effective tax rate of approximately 19%, in the prior year period. The increase reflects higher pretax earnings, discrete items and the geographic mix of pretax earnings.

Full Year 2014 Results
For full year 2014, the Company reported revenue of $17.0 billion, an increase of 3% from the prior year period, reflecting continued above-market growth in Asia and North America. Adjusted for the impacts of currency exchange and commodity movements, revenue increased by 4% during the year. This reflects growth of 11% in Asia, 7% in North America and flat performance in Europe, partially offset by a decline of 16% in South America.
For full year 2014, the Company reported U.S. GAAP net income of $1,351 million and earnings of $4.48 per diluted share, compared to $1,212 million and $3.89 per diluted share in the prior year period. Full year 2014 Adjusted Net Income totaled $1,537 million, or $5.09 per diluted share, which includes the favorable impact of a reduced share count, compared to Adjusted Net Income of $1,371 million, or $4.40 per diluted share, in the prior year period.
The Company reported Adjusted Operating Income of $2,018 million for full year 2014, compared to $1,844 million in the prior year period. Adjusted Operating Income margin was 11.9% for full year 2014, an improvement of 70 basis points, compared with 11.2% in the prior year period. The increase in Adjusted Operating Income reflects the continued strong performance and growth of our businesses in Asia and North America, as well as the benefits of our on-going restructuring programs focused on aligning our manufacturing capacity with the current automotive production levels in Europe and South America. Depreciation and amortization expense totaled $587 million, compared to $540 million in the prior year period.
Interest expense for full year 2014 totaled $135 million, a decrease from $143 million in the prior year period, which reflects the benefits of our debt refinancing transactions in the first quarter of 2014. Additionally, the years ended December 31, 2014 and 2013 included losses on the extinguishment of debt totaling $34 million and $39 million, respectively.
Tax expense for full year 2014 was $282 million, resulting in an effective tax rate of approximately 17%, compared to $256 million, or an effective tax rate of approximately 17%, in the prior year period, which includes the impacts of higher pretax earnings in the current period and the geographic mix of these pretax earnings.
The Company generated net cash flow from operating activities of $2,135 million in 2014, compared to $1,750 million in the prior year period. Cash flow before financing totaled $1,294 million, compared to $1,095 million in the prior year period. As of December 31, 2014, the Company had cash and cash equivalents of $0.9 billion and total debt of $2.5 billion.
Reconciliations of Adjusted Net Income, Adjusted Net Income per share, Adjusted Operating Income and Cash Flow Before Financing, which are non-GAAP measures, to the most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States ("GAAP") are provided in the attached supplemental schedules.

Share Repurchase Program
During the fourth quarter of 2014, Delphi repurchased 5.04 million shares for approximately $350 million under its existing authorized share repurchase program, leaving approximately $166 million available for future share repurchases. As previously disclosed, the Company's Board of Directors also authorized a new $1.5 billion share repurchase program, commencing upon the completion of the existing program. Year-to-date, the Company has repurchased 15.04 million shares for approximately $1.0 billion. All repurchased shares were retired, and are reflected as a reduction of ordinary share capital for the par value of the shares, with the excess applied as reductions to additional paid-in capital and retained earnings.

Q1 2015 and Full Year 2015 Outlook
The Company's first quarter and full year 2015 financial guidance is as follows:

(in millions, except per share amounts)	Q1 2015	Full Year 2015
Revenue	$4,150 - $4,250	$17,100 - $17,500
Adjusted operating income	$470 - $500	$2,100 - $2,200
Adjusted operating income margin	11.3% - 11.8%	12.3% - 12.6%
Adjusted earnings per share	$1.15 - $1.30	$5.35 - $5.65
Cash flow before financing		$1,200
Capital expenditures		$900
Adjusted effective tax rate	17%	17%
Share count - diluted	294	294

Conference Call and Webcast
The Company will host a conference call to discuss these results at 9:00 a.m. (ET) today, which is accessible by dialing 888.486.0553 (US domestic) or 706.634.4982 (international) or through a webcast at http://investor.delphi.com/. The conference ID number is 67426371. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company's website. A replay will be available two hours following the conference call.

Use of Non-GAAP Financial Information
This press release contains information about Delphi's financial results which are not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Specifically, Adjusted Operating Income, Adjusted Net Income, Adjusted Net Income per Share and Cash Flow Before Financing are non-GAAP financial measures. Adjusted Operating Income represents net income before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, restructuring, asset impairments and other project and integration costs related to acquisitions and other portfolio transactions. Adjusted Net Income represents net income (loss) attributable to Delphi before restructuring, asset impairments, transaction costs associated with acquisitions, other project and integration costs related to acquisitions and other portfolio transactions, debt extinguishment costs and the net impact of significant deferred tax asset valuation allowance estimate changes. Adjusted Net Income Per Share represents Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Cash Flow Before Financing represents cash provided by (used in) operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions. Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company's financial position and results of operations.
Such non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measures in the attached supplemental schedules at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

About Delphi
Delphi Automotive PLC (NYSE: DLPH) is a leading global supplier of technologies for the automotive and commercial vehicle markets. Headquartered in Gillingham, U.K., Delphi operates major technical centers, manufacturing sites and customer support services in 33 countries. Delphi delivers innovation for the real world with technologies that make cars and trucks smarter and safer as well as more powerful and efficient. Visit www.delphi.com.

Forward-Looking Statements
This press release, as well as other statements made by Delphi Automotive PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company's current views with respect to current events and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company's operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company's strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

# # #

DELPHI AUTOMOTIVE PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(in millions, except per share amounts)
Net sales	$4,152	$4,182	$17,023	$16,463
Operating expenses:
Cost of sales	3,343	3,426	13,850	13,567
Selling, general and administrative	278	264	1,081	963
Amortization	25	25	101	104
Restructuring	20	50	144	145
Total operating expenses	3,666	3,765	15,176	14,779
Operating income	486	417	1,847	1,684
Interest expense	(34)	(37)	(135)	(143)
Other income (expense), net	1	7	(7)	(18)
Income before income taxes and equity income	453	387	1,705	1,523
Income tax expense	(82)	(74)	(282)	(256)
Income before equity income	371	313	1,423	1,267
Equity (loss) income, net of tax	(3)	8	17	34
Net income	368	321	1,440	1,301
Net income attributable to noncontrolling interest	24	23	89	89
Net income attributable to Delphi	$344	$298	$1,351	$1,212
Diluted net income per share:
Diluted net income per share attributable to Delphi	$1.16	$0.97	$4.48	$3.89
Weighted average number of diluted shares outstanding	296.93	308.64	301.89	311.80

Cash dividends declared per share	$0.25	$0.17	$1.00	$0.68

DELPHI AUTOMOTIVE PLC
CONSOLIDATED BALANCE SHEETS

	December 31, 2014	December 31, 2013
	(Unaudited)
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$904	$1,389
Restricted cash	1	4
Accounts receivable, net	2,628	2,662
Inventories	1,104	1,093
Other current assets	587	604
Total current assets	5,224	5,752
Long-term assets:
Property, net	3,343	3,216
Investments in affiliates	228	234
Intangible assets, net	746	723
Goodwill	656	496
Other long-term assets	549	626
Total long-term assets	5,522	5,295
Total assets	$10,746	$11,047
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$34	$61
Accounts payable	2,581	2,595
Accrued liabilities	1,274	1,238
Total current liabilities	3,889	3,894
Long-term liabilities:
Long-term debt	2,417	2,351
Pension benefit obligations	1,011	959
Other long-term liabilities	416	409
Total long-term liabilities	3,844	3,719
Total liabilities	7,733	7,613
Commitments and contingencies
Total Delphi shareholder's equity	2,510	2,911
Noncontrolling interest	503	523
Total shareholders’ equity	3,013	3,434
Total liabilities and shareholders’ equity	$10,746	$11,047

DELPHI AUTOMOTIVE PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended
	December 31,
	2014	2013
	(in millions)
Cash flows from operating activities:
Net income	$1,440	$1,301
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	587	540
Deferred income taxes	(6)	(50)
Income from equity method investments, net of dividends received	(7)	(4)
Loss on extinguishment of debt	34	39
Other, net	149	99
Changes in operating assets and liabilities:
Accounts receivable, net	48	(237)
Inventories	9	(27)
Accounts payable	(3)	254
Other, net	(6)	(56)
Pension contributions	(110)	(109)
Net cash provided by operating activities	2,135	1,750
Cash flows from investing activities:
Capital expenditures	(855)	(682)
Proceeds from sale of property / investments	16	33
Cost of business and technology acquisitions, net of cash acquired	(350)	(10)
Decrease in restricted cash	3	4
Net cash used in investing activities	(1,186)	(655)
Cash flows from financing activities:
Increase (decrease) in short and long-term debt, net	8	(85)
Dividend payments of consolidated affiliates to minority shareholders	(73)	(55)
Repurchase of ordinary shares	(1,024)	(457)
Distribution of cash dividends	(301)	(211)
Taxes withheld and paid on employees' restricted share awards	(8)	(14)
Net cash used in financing activities	(1,398)	(822)
Effect of exchange rate fluctuations on cash and cash equivalents	(36)	11
(Decrease) increase in cash and cash equivalents	(485)	284
Cash and cash equivalents at beginning of period	1,389	1,105
Cash and cash equivalents at end of period	$904	$1,389

DELPHI AUTOMOTIVE PLC
FOOTNOTES
(Unaudited)

1. Segment Summary

	Three Months Ended			Year Ended
	December 31,			December 31,
	2014	2013	%	2014	2013	%
	(in millions)			(in millions)
Net Sales
Electrical/Electronic Architecture	$2,005	$2,051	(2)%	$8,274	$7,972	4%
Powertrain Systems	1,142	1,108	3%	4,575	4,424	3%
Electronics and Safety	679	707	(4)%	2,859	2,830	1%
Thermal Systems	380	371	2%	1,556	1,468	6%
Eliminations and Other (a)	(54)	(55)		(241)	(231)
Net Sales	$4,152	$4,182		$17,023	$16,463

Adjusted Operating Income
Electrical/Electronic Architecture	$255	$256	—%	$1,080	$1,001	8%
Powertrain Systems	158	129	22%	533	483	10%
Electronics and Safety	96	81	19%	352	323	9%
Thermal Systems	11	6	83%	53	37	43%
Eliminations and Other (a)	—	—		—	—
Adjusted Operating Income	$520	$472		$2,018	$1,844

(a) Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income per share attributable to Delphi for the three months and years ended December 31, 2014 and 2013:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(in millions, except per share data)
Weighted average ordinary shares outstanding, basic	294.11	307.08	300.27	310.82
Dilutive shares related to RSUs	2.82	1.56	1.62	0.98
Weighted average ordinary shares outstanding, including dilutive shares	296.93	308.64	301.89	311.80
Net income per share attributable to Delphi:
Basic	$1.17	$0.97	$4.50	$3.90
Diluted	$1.16	$0.97	$4.48	$3.89

DELPHI AUTOMOTIVE PLC
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including "Adjusted Operating Income," "Adjusted Net Income," "Adjusted Net Income per Share" and "Cash Flow Before Financing." Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company's performance which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions. Adjusted Operating Income is defined as net income before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, restructuring and other special items. Not all companies use identical calculations of Adjusted Operating Income therefore this presentation may not be comparable to other similarly titled measures of other companies. The Company's 2015 guidance was determined using a consistent manner and methodology.

Consolidated Adjusted Operating Income
	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(in millions)
Net income attributable to Delphi	$344	$298	$1,351	$1,212
Income tax expense	82	74	282	256
Interest expense	34	37	135	143
Other (income) expense, net	(1)	(7)	7	18
Noncontrolling interest	24	23	89	89
Equity loss (income), net of tax	3	(8)	(17)	(34)
Operating income	486	417	1,847	1,684
Restructuring	20	50	144	145
Other acquisition and portfolio project costs	14	5	20	15
Asset impairments	—	—	7	—
Adjusted operating income	$520	$472	$2,018	$1,844

Segment Adjusted Operating Income
(in millions)
Three Months Ended December 31, 2014	Electrical/ Electronic Architecture	Powertrain Systems	Electronics and Safety	Thermal Systems	Eliminations and Other	Total
Operating income	$241	$148	$88	$9	$—	$486
Restructuring	6	7	6	1	—	20
Other acquisition and portfolio project costs	8	3	2	1	—	14
Adjusted operating income	$255	$158	$96	$11	$—	$520

Depreciation and amortization (a)	$69	$45	$19	$13	$—	$146

Three Months Ended December 31, 2013	Electrical/ Electronic Architecture	Powertrain Systems	Electronics and Safety	Thermal Systems	Eliminations and Other	Total
Operating income	$249	$97	$69	$2	$—	$417
Restructuring	2	32	12	4	—	50
Other acquisition and portfolio project costs	5	—	—	—	—	5
Adjusted operating income	$256	$129	$81	$6	$—	$472

Depreciation and amortization (a)	$62	$48	$18	$11	$—	$139

Year Ended December 31, 2014	Electrical/ Electronic Architecture	Powertrain Systems	Electronics and Safety	Thermal Systems	Eliminations and Other	Total
Operating income	$1,008	$474	$318	$47	$—	$1,847
Restructuring	56	55	28	5	—	144
Other acquisition and portfolio project costs	14	3	2	1	—	20
Asset impairments	2	1	4	—	—	7
Adjusted operating income	$1,080	$533	$352	$53	$—	$2,018

Depreciation and amortization (a)	$265	$194	$79	$49	$—	$587

Year Ended December 31, 2013	Electrical/ Electronic Architecture	Powertrain Systems	Electronics and Safety	Thermal Systems	Eliminations and Other	Total
Operating income	$958	$431	$267	$28	$—	$1,684
Restructuring	28	52	56	9	—	145
Other acquisition and portfolio project costs	15	—	—	—	—	15
Adjusted operating income	$1,001	$483	$323	$37	$—	$1,844

Depreciation and amortization (a)	$236	$188	$73	$43	$—	$540

(a) Includes asset impairments.

DELPHI AUTOMOTIVE PLC
RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS
(Unaudited)

Adjusted Net Income and Adjusted Net Income Per Share: Management believes Adjusted Net Income and Adjusted Net Income Per Share, which are non-GAAP measures, are useful in evaluating the ongoing operating performance of the Company. Adjusted Net Income is defined as net income (loss) attributable to Delphi before restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies. The Company's 2015 guidance was determined using a consistent manner and methodology.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(in millions, except per share amounts)
Net income attributable to Delphi	$344	$298	$1,351	$1,212
Adjusting items:
Restructuring	20	50	144	145
Transaction costs associated with acquisitions	6	—	6	—
Other acquisition and portfolio project costs	14	5	20	15
Asset impairments	—	—	7	—
Debt extinguishment costs	—	—	34	39
Tax impact of adjusting items (a)	7	(8)	(25)	(40)
Adjusted net income attributable to Delphi	$391	$345	$1,537	$1,371

Weighted average number of diluted shares outstanding	296.93	308.64	301.89	311.80
Diluted net income per share attributable to Delphi	$1.16	$0.97	$4.48	$3.89
Adjusted net income per share	$1.32	$1.12	$5.09	$4.40

(a)
Represents the income tax impacts of the adjustments made for restructuring, transaction costs associated with acquisitions, other acquisition and portfolio project costs, asset impairments and debt extinguishment costs by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred, as well as the elimination of the net impact of valuation allowance changes in estimates of $18 million on deferred tax assets in Germany.

Cash Flow Before Financing: Cash flow before financing is presented as a supplemental measure of the Company's liquidity which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions. Cash flow before financing is defined as cash provided by (used in) operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions. Not all companies use identical calculations of cash flow before financing therefore this presentation may not be comparable to other similarly titled measures of other companies. The Company's 2015 guidance was determined using a consistent manner and methodology.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(in millions)
Cash flows from operating activities:
Net income	$368	$321	$1,440	$1,301
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	146	139	587	540
Working capital	327	282	54	(10)
Pension contributions	(44)	(44)	(110)	(109)
Other, net	76	(18)	164	28
Net cash provided by operating activities	873	680	2,135	1,750

Cash flows from investing activities:
Capital expenditures	(189)	(170)	(855)	(682)
Cost of business and technology acquisitions, net of cash acquired	(350)	—	(350)	(10)
Other, net	10	10	19	37
Net cash used in investing activities	(529)	(160)	(1,186)	(655)

Adjustment for the cost of business acquisitions, net of cash acquired	345	—	345	—
Cash flow before financing	$689	$520	$1,294	$1,095

Investor Contact:
Jessica Holscott
248.813.2312
Jessica.Holscott@delphi.com

Media Contact:
Claudia Tapia
248.813.1507
Claudia.Tapia@delphi.com